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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED DECEMBER 9, 2010

(to Prospectus dated September 4, 2008)

Filed Pursuant to Rule 424(b)(3)
Registration No.: 333-153156

2,000,000 Shares

Hanger Orthopedic Group, Inc.

Common Stock

        This prospectus supplement relates to the offer and sale of 2,000,000 shares of our common stock by the selling shareholder named in this prospectus supplement. We will not receive any of the proceeds from the sale of the shares of our common stock by the selling shareholder under this prospectus supplement.

        Our common stock is listed on the New York Stock Exchange under the symbol "HGR." On December 9, 2010, the last reported sale price of our common stock on the New York Stock Exchange was $21.04 per share.

        Investing in our common stock involves risk. See "Risk Factors" beginning on page S-3 of this prospectus supplement.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds to selling shareholder (before expenses)	$	$

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriter expects to deliver the shares on or about December 15, 2010.

Barclays Capital

December     , 2010

        As used in this prospectus supplement and the accompanying prospectus, "Hanger," "company," "we," "our," "ours," and "us" refer to Hanger Orthopedic Group, Inc. and its consolidated subsidiaries except where the context otherwise requires or as otherwise indicated.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriter has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus supplement or the accompanying prospectus, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus supplement or the accompanying prospectus, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

HANGER ORTHOPEDIC GROUP, INC.

        We are the largest owner and operator of orthotic and prosthetic ("O&P") patient-care centers ("patient-care centers") in the United States, accounting for approximately 27% of the estimated $2.6 billion O&P patient-care market in the United States. At September 30, 2010, we operated in excess of 675 O&P patient-care centers in 45 states and the District of Columbia with over 3,800 employees including over 1,100 revenue-generating O&P practitioners ("practitioners"). In addition, through our wholly-owned subsidiary, Southern Prosthetic Supply, Inc., we are the largest distributor of branded and private label O&P devices and components in the United States, all of which are manufactured by third parties. We also introduce new technologies and clinical modalities, through our wholly-owned subsidiaries, Accelerated Care Plus Corp. and Innovative Neurotronics, Inc. Accelerated Care Plus provides integrated clinical programs for long-term care, as well as acute and sub-acute short-term care, to rehabilitation providers. Innovative Neurotronics provides new technology solutions for patients who have had a loss of mobility due to strokes, multiple sclerosis or other similar conditions. Another subsidiary, Linkia LLC, develops programs to manage all aspects of O&P patient care for large private payors.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements contained in this prospectus supplement and incorporated by reference into this prospectus supplement discuss our plans and strategies for our business or make other forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act. The words "anticipates," "believes," "estimates," "expects," "plans," "intends" and similar expressions are intended to identify these forward-looking statements, but are not the exclusive means of identifying them. These forward-looking statements reflect the current views of our management; however, various risks, uncertainties and contingencies could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, these statements, including the following:

  •
  the demand for our orthotic and prosthetic services and products;

  •
  our ability to integrate effectively the operations of businesses that we have acquired and plan to acquire in the future;

  •
  our ability to enter into national contracts;

  •
  our ability to maintain the benefits of our performance improvement plans;

  •
  our ability to attract and retain qualified orthotic and prosthetic practitioners;

  •
  changes in federal Medicare reimbursement levels and other governmental policies affecting orthotic and prosthetic operations;

  •
  our indebtedness, the impact of changes in prevailing interest rates and the availability of favorable terms of equity and debt financing to fund the anticipated growth of our business;

  •
  changes in, or failure to comply with, federal, state and/or local governmental regulations; and

  •
  liabilities relating to orthotic and prosthetic services and products and other claims asserted against us.

        For a discussion of important risks of an investment in our securities, including factors that could cause actual results to differ materially from results referred to in the forward-looking statements, see "Risk Factors" in this prospectus supplement. We do not have any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

 RISK FACTORS

        Before making an investment in our common stock, you should carefully consider the following risk factors, in addition to the other information included or incorporated by reference into this prospectus supplement. The risks set out below are not the only risks we face. If any of the following risks occur, our business, financial condition or results of operations would likely suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

Changes in government reimbursement levels could adversely affect our net sales, cash flows and profitability.

        We derived 41.3% and 40.5% of our net sales for the three months ended September 30, 2010 and 2009, respectively, from reimbursements for O&P services and products from programs administered by Medicare, Medicaid and the U.S. Department of Veterans Affairs. For the nine months ended September 30, 2010 and 2009, we derived 40.9% and 41.0%, respectively, of our net sales from reimbursements for O&P services and products from programs administered by Medicare, Medicaid and the U.S. Department of Veterans Affairs. Each of these programs set maximum reimbursement levels for O&P services and products. If these agencies reduce reimbursement levels for O&P services and products in the future, our net sales could substantially decline. In addition, the percentage of our net sales derived from these sources may increase as the portion of the U.S. population over age 65 continues to grow, making us more vulnerable to maximum reimbursement level reductions by these organizations. Reduced government reimbursement levels could result in reduced private payor reimbursement levels because fee schedules of certain third-party payors are indexed to Medicare. Furthermore, the healthcare industry is experiencing a trend towards cost containment as government and other third-party payors seek to impose lower reimbursement rates and negotiate reduced contract rates with service providers. This trend could adversely affect our net sales. For example, a number of states are in the process of reviewing Medicaid reimbursement policies generally, including for prosthetic and orthotic devices, and Arizona has recently enacted legislation limiting Medicaid orthotic eligibility for those over 21 years of age. This legislation did not become effective until October 1, 2010, and we are evaluating its impact on our business in Arizona. Additionally, Medicare provides for reimbursement for O&P products and services based on prices set forth in fee schedules for ten regional service areas. Medicare prices are adjusted each year based on the Consumer Price Index—Urban ("CPI-U") unless Congress acts to change or eliminate the adjustment. The Medicare price increases for 2010, 2009, 2008 and 2007 were 0.0%, 5.0%, 2.7% and 4.3%, respectively. The Patient Protection and Affordable Care Act, Pub. L. No. 111-148, March 23, 2010 ("PPACA") changed the Medicare inflation factors applicable to O&P (and other) suppliers. The annual updates for 2011 will be based on the CPI-U percentage increase for the 12-month period ending with June 2010. The annual updates for years subsequent to 2011 are based on the percentage increase in the CPI-U for the 12-month period ending with June of the previous year. Section 3401(m) of PPACA required that for 2011 and each subsequent year, the fee schedule update factor based on the CPI-U for the 12-month period ending with June of the previous year is to be adjusted by the annual economy-wide private nonfarm business multifactory productivity ("the MFP Adjustment"). MFP Adjustment may result in that percentage increase being less than zero for a year, and may result in payment rates for a year being less than such payment rates for the preceding year. CMS has not yet issued a final rule implementing these adjustments for 2011, but has indicated in a proposed rule that it will do so as part of the annual program instructions to the O&P fee schedule updates. See 75 Fed. Reg. 40040, 40122, et seq. (July 13, 2010). If the U.S. Congress were to legislate additional modifications to the Medicare fee schedules, our net sales from Medicare and other payors could be adversely and materially affected.

        We cannot predict whether any such modifications to the fee schedules will be enacted or what the final form of any modifications might be.

Changes in payor reimbursements could negatively affect our net sales volume.

        Recent years have seen a consolidation of healthcare companies coupled with certain payors terminating contracts, imposing caps or reducing reimbursement for O&P products. Additionally, employers are increasingly pushing healthcare costs down to their employees. These trends could result in decreased O&P revenue.

We face periodic reviews, audits and investigations under our contracts with federal and state government agencies, and these audits could have adverse findings that may negatively impact our business.

        We contract with various federal and state governmental agencies to provide O&P services. Pursuant to these contracts, we are subject to various governmental reviews, audits and investigations to verify our compliance with the contracts and applicable laws and regulations. Any adverse review, audit or investigation could result in:

  •
  refunding of amounts we have been paid pursuant to our government contracts;

  •
  imposition of fines, penalties and other sanctions on us;

  •
  loss of our right to participate in various federal programs;

  •
  damage to our reputation in various markets; or

  •
  material and/or adverse effects on our business, financial condition and results of operations.

We are subject to numerous federal, state and local governmental regulations, noncompliance with which could result in significant penalties that could have a material adverse effect on our business.

        A failure by us to comply with the numerous federal, state and/or local healthcare and other governmental regulations to which we are subject, including the regulations discussed under "Government Regulation" in the section of our Annual Report on Form 10-K entitled "Business," could result in significant penalties and adverse consequences, including exclusion from the Medicare and Medicaid programs, which could have a material adverse effect on our business.

We may not realize the expected benefits of our recent acquisition of Accelerated Care Plus.

        On December 1, 2010, we acquired Accelerated Care Plus Corp. ("Accelerated Care Plus"). Our ability to realize the anticipated benefits of our recent acquisition of Accelerated Care Plus will depend, in part, on our ability to successfully integrate our business with that of Accelerated Care Plus, and we cannot assure you that the combination of the two companies will result in the realization of economic, operational and other benefits we anticipate. If we are unable to successfully implement our planned integration with Accelerated Care Plus and realize the expected benefits from the acquisition, our results of operations and cash flows could be adversely affected.

If the non-competition agreements we have with our key executive officers and key practitioners were found by a court to be unenforceable, we could experience increased competition resulting in a decrease in our net sales.

        We generally enter into employment agreements with our executive officers and a significant number of our practitioners which contain non-compete and other provisions. The laws of each state differ concerning the enforceability of non-competition agreements. State courts will examine all of the facts and circumstances at the time a party seeks to enforce a non-compete covenant. We cannot predict with certainty whether or not a court will enforce a non-compete covenant in any given situation based on the facts and circumstances at that time. If one or more of our key executive officers and/or a significant number of our practitioners were to leave us and the courts refused to enforce the non-compete covenant, we might be subject to increased competition, which could materially and adversely affect our business, financial condition and results of operations.

Fluctuations in the stock market as well as general economic and market conditions may harm the market price of our common stock and you may lose all or part of your investment.

        The market price of our common stock has been subject to significant fluctuation. The market price of our common stock may continue to be subject to significant fluctuations in response to operating results and other factors, including:

  •
  actual or anticipated quarterly fluctuations in our financial results, particularly if they differ from investors' expectations;

  •
  changes in financial estimates and recommendations by securities analysts;

  •
  general economic, market and political conditions, including war or acts of terrorism, not related to our business;

  •
  actions of our competitors and changes in the market valuations, strategy and capability of our competitors;

  •
  our ability to successfully integrate acquisitions and consolidations; and

  •
  changes in healthcare regulations and the prospects of our industry.

        In addition, the stock market in recent years has experienced price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of companies. These fluctuations may harm the market price of our common stock, regardless of our operating results.

The number of shares of our common stock that could be available for sale in the future could cause the market price of our common stock to decline.

        Sales of substantial amounts of our common stock in the public market following this offering, or the perception that those sales will occur, could cause the market price of our common stock to decline. These sales and issuances might impair our ability to raise capital through the sale of additional equity securities in the future at a time and at a price that we deem appropriate because investors could purchase shares in the public market instead of directly from us. All shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended. In addition, in connection with our acquisition strategy, we may issue shares of our common stock as consideration in certain acquisition transactions. No prediction can be made as to the effect, if any, that future sales of shares of common stock or the availability of shares of common stock will have on the trading price of our common stock.

Anti-takeover provisions under Delaware law and in our governing documents may make an acquisition of us more difficult.

        We are a Delaware corporation and the anti-takeover provisions under Delaware law impose various impediments to the ability of a third party to acquire control of our company, even if a change of control would be beneficial to our stockholders. In addition, the terms of our stock incentive plans may discourage, delay or prevent a change in control of our company. Certain provisions of our governing documents, including our charter, may make an acquisition of us more difficult. Our charter authorizes the issuance of "blank check" preferred stock that could be issued by our board of directors to increase the number of outstanding shares, making a takeover more difficult and expensive. The provisions which we have summarized above may reduce the market value of our common stock.

 USE OF PROCEEDS

        We will not receive any net proceeds from the sales of common stock offered by the selling shareholder. We have agreed to pay the expenses of the selling shareholder in this offering. The selling shareholder will pay the underwriting discounts and commissions applicable to the shares that it sells.

SELLING SHAREHOLDER

        The following table sets forth information with respect to the selling shareholder and the common stock owned by such selling shareholder and the number of shares to be sold hereunder.

Name	Number of Shares of Common Stock Owned and Offered	Number of Shares of Common Stock Owned After Offering	Percentage of Outstanding Common Stock Owned After Offering
Ares Corporate Opportunities Fund, L.P.(1)	2,000,000	3,046,980(2)	9.18	%(3)

(1)
Ares Corporate Opportunities Fund, L.P. is indirectly controlled by Ares Management LLC ("Ares Management") which, in turn, is indirectly controlled by Ares Partners Management Company LLC (together with Ares Management, the "Ares Entities"). Bennett Rosenthal, one of our directors, is a senior partner in the Private Equity Group of Ares Management and a member of Ares Partners Management Company LLC and its executive committee. Each of the Ares Entities and the partners, members, employees and managers of the Ares Entities, including Mr. Rosenthal, expressly disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein.

(2)
This amount includes 29,750 shares of restricted stock granted under our 2003 Non-Employee Directors' Stock Incentive Plan and 8,500 shares of restricted stock granted under our 2010 Omnibus Incentive Plan to Mr. Rosenthal, which shares are subject to certain vesting provisions. These shares are held by Mr. Rosenthal for the benefit of Ares Management and certain other affiliates of the selling shareholder. Mr. Rosenthal is associated with Ares Management and such affiliates. Pursuant to the policies of Ares Management and such affiliates, Mr. Rosenthal must hold these shares as a nominee for the sole benefit of such entities and has assigned to Ares Management all economic, pecuniary and voting rights in respect of such shares.

(3)
Calculation is based on 33,192,040 shares of common stock outstanding as of December 8, 2010.

        This prospectus supplement also covers any additional shares of common stock that become issuable in connection with the shares being registered by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of our common stock.

UNDERWRITING

        Barclays Capital Inc. is acting as the underwriter. Under the terms of an underwriting agreement, which we will file as an exhibit to our current report on Form 8-K, the underwriter has agreed to purchase from the selling shareholder 2,000,000 shares of common stock.

        The underwriting agreement provides that the underwriter's obligation to purchase shares of common stock depends on the satisfaction of the conditions contained in the underwriting agreement, including:

  •
  the obligation to purchase all of the shares of common stock offered hereby, if any of the shares are purchased;

  •
  the representations and warranties made to the underwriter by us and the selling shareholder are true;

  •
  there is no material change in the financial markets; and

  •
  we and the selling shareholder deliver customary closing documents to the underwriter.

Commissions and Expenses

        The following table summarizes the underwriting discounts and commissions the selling shareholder will pay to the underwriter. The underwriting fee is the difference between the initial price to the public and the amount the underwriter pays to the selling shareholder for the shares.

Per share	$
Total	$

        The underwriter has advised us that it proposes to offer the shares of common stock directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriter, at such offering price less a selling concession not in excess of $       per share. After the offering, the underwriter may change the offering price and other selling terms.

        The expenses of the offering that are payable by us are estimated to be $                .

Lock Up

        We and the selling shareholder have agreed that, subject to limited exceptions, for a period of 30 days from the date of this prospectus, we and they will not, without the prior consent of the underwriter, dispose of or hedge any shares of common stock or any securities convertible or exchangeable for our common stock. The underwriter, in its sole discretion, may release any of the securities subject to these lock up agreements at any time without notice.

Indemnification

        We, along with the selling shareholder, have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make for these liabilities.

Stabilization and Short Positions

        In connection with the offering, the underwriter may purchase and sell shares of common stock in the open market. These transactions may include stabilizing transactions, short sales and purchases to cover positions created by short sales, or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  A short position involves a sale by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase in the offering, which creates the short position. This short position may be either a covered short position or a naked short position. Because the underwriter does not have an option to purchase additional shares from us, any short position will be a naked short position. The underwriter will close out any short position by purchasing shares in the open market.

        The underwriter may also impose a penalty bid. Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the underwriter repurchases shares originally sold by that syndicate member in order to cover a syndicate short position or make stabilizing purchases.

        Any of these activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

        Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

        A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriter or by its affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations.

        Other than the prospectus in electronic format, the information on the underwriter's website and any information contained in any other website maintained by the underwriter is not part of the prospectus or the registration statement of which the prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter and should not be relied upon by investors.

Notice to Prospective Investors in the EEA

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any securities which are the subject of the offering contemplated by this Prospectus (the "Shares") may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any Shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  (a)
  to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

  (b)
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  (c)
  by the underwriter to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriter for any such offer; or

  (d)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Shares shall result in a requirement for the publication by Issuer or any Underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

        Any person making or intending to make any offer of securities within the EEA should only do so in circumstances in which no obligation arises for us or the underwriter to produce a prospectus for such offer. Neither we nor the underwriter has authorized, nor does it authorize, the making of any offer of securities through any financial intermediary, other than offers made by the underwriter which constitute the final offering of securities contemplated in this prospectus.

        For the purposes of this provision, the expression an "offer to the public" in relation to any Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase any Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        Each person in a Relevant Member State who receives any communication in respect of, or who acquires any securities under, the offer of securities contemplated by this prospectus will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

  (A)
  it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

  (B)
  in the case of any securities acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the securities acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than "qualified investors" (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where securities have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those securities to it is not treated under the Prospectus Directive as having been made to such persons.

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

        The Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, the Issuer, the Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Shares.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Relationships

        From time to time, the underwriter and its affiliates have, directly or indirectly, provided investment and commercial banking or financial advisory services to us for which they have received customary fees and commissions, and expect to provide these services to us in the future, for which they expect to receive customary fees and commissions.

Transfer Agent

        The transfer agent and registrar for our common stock is Mellon Investor Services, LLC.

 LEGAL MATTERS

        The validity of the common stock offered hereby will be passed upon for us by Foley & Lardner LLP, Milwaukee, Wisconsin. Cahill Gordon & Reindel LLP, New York, New York, advised the underwriter in connection with the offering of the common stock.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS

        This document is a prospectus supplement that supplements the attached prospectus, which forms a part of a registration statement that we have filed with the SEC. This prospectus supplement relates to the offering of our common stock by the selling shareholder as described herein.

        This prospectus supplement and the information incorporated by reference into it may add, update or change information in the attached prospectus. If the information in this prospectus supplement or the information incorporated by reference into it is inconsistent with the attached prospectus, this prospectus supplement or the information incorporated by reference into it will apply and will supersede the information in the accompanying prospectus.

        You should rely on the information contained in or incorporated by reference in this prospectus supplement and the attached prospectus. Neither we nor the underwriter have authorized any person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

        To understand the offering of shares of our common stock under this prospectus supplement and attached prospectus, you should carefully read this prospectus supplement and attached prospectus. You should also read the documents referred to in "Where You Can Find More Information" below for more information about us and our financial statements.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the following location of the SEC:

Public Reference Room
100 F Street, NE, Room 1580
Washington, D.C. 20549

        You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's Web site at http://www.sec.gov. In addition, you may inspect our SEC Filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        The SEC allows us to "incorporate by reference" into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information referenced this way is considered to be part of this prospectus supplement, and any information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that we have filed with the SEC:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2009;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010;

  •
  The section entitled "Compensation Related Matters" in our Definitive Proxy Statement for our Annual Meeting of Stockholders held on May 13, 2010, as filed on April 6, 2010;

  •
  Our Current Reports on Form 8-K filed on January 12, 2010, May 17, 2010, July 8, 2010 (as amended by the Form 8-K/A filed on July 28, 2010), October 19, 2010, October 26, 2010, November 4, 2010, November 18, 2010 and December 3, 2010; and

  •
  The description of our common stock set forth in our registration statement on Form 8-A filed November 23, 1998, and any subsequent amendment or report filed for the purpose of updating that description.

        Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

        We also incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we complete our sale of the securities to the public.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request at no cost to the requester, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus. Requests for these reports or documents must be made to:

Hanger Orthopedic Group, Inc.
10910 Domain Drive, Suite 300
Austin, Texas 78758
(512) 777-3800
Attention: Secretary

        You can also find these filings on our website at www.hanger.com. However, we are not incorporating the information on our website other than the filings listed above into this prospectus supplement.

HANGER ORTHOPEDIC GROUP, INC.

6,000,000 Shares of Common Stock

7,308,730 Shares of Common Stock

Offered by Selling Shareholder

        We may offer shares of our common stock from time to time, in amounts, at prices and on terms that we will determine at the time of such offering. We will provide the specific terms of each such offering in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. For information on the general terms of our common stock, see "Description of Capital Stock." You should read this prospectus and the applicable supplements carefully before you invest.

        This prospectus also covers the resale by a selling shareholder named in this prospectus of shares of our common stock held by such selling shareholder as a result of the forced conversion of our Series A Convertible Preferred Stock into common stock on August 8, 2008. We will not receive any proceeds from the sale of these shares, although we have paid the expenses of preparing this prospectus and the related registration statement. The selling shareholder may sell the shares through ordinary brokerage transactions, directly to market makers of our shares or through any other means described under the heading "Selling Shareholder" in the section entitled "Plan of Distribution" beginning on page 9.

        Our common stock is traded on the New York Stock Exchange under the symbol "HGR." On August 21, 2008, the reported last sale price of our common stock on the New York Stock Exchange was $17.55 per share.

        Investing in the shares involves risks. See "Risk Factors" beginning on page 5.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is September 4, 2008.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, we may from time to time sell securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

        Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading "Where You Can Find More Information."

        In addition, a certain shareholder identified in this prospectus may offer from time to time up to 7,308,730 shares of our common stock under this prospectus. We will not receive any of the proceeds from transactions by such shareholder. Upon receipt of notice from the selling shareholder, we will file any amendment or prospectus supplement that may be required in connection with any sale by the selling shareholder.

        When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and any prospectus supplement delivered with this prospectus, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents.

        As used in this prospectus, "Hanger," "company," "we," "our," "ours," and "us" refer to Hanger Orthopedic Group, Inc. and its consolidated subsidiaries except where the context otherwise requires or as otherwise indicated.

        You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus. Offers to sell, and solicitation of others to buy, shares of our common stock pursuant to this prospectus are only being made in jurisdictions where such offers and solicitations are permitted. The information contained, or incorporated by reference into, this prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or any sale of the common stock. It is important for you to read and consider all the information contained in this prospectus, including the documents incorporated herein by reference, in making your investment decision. In particular, you should read and consider the information in the documents we have referred you to in "Where You Can Find More Information" below.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements contained in this prospectus and incorporated by reference into this prospectus discuss our plans and strategies for our business or make other forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act. The words "anticipates," "believes," "estimates," "expects," "plans," "intends" and similar expressions are intended to identify these forward-looking statements, but are not the exclusive means of identifying them. These forward-looking statements reflect the current views of our management; however, various risks, uncertainties and contingencies could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, these statements, including the following:

  •
  the demand for our orthotic and prosthetic services and products;

  •
  our ability to integrate effectively the operations of businesses that we have acquired and plan to acquire in the future;

  •
  our ability to enter into national contracts;

  •
  our ability to maintain the benefits of our performance improvement plans;

  •
  our ability to attract and retain qualified orthotic and prosthetic practitioners;

  •
  changes in federal Medicare reimbursement levels and other governmental policies affecting orthotic and prosthetic operations;

  •
  our indebtedness, the impact of changes in prevailing interest rates and the availability of favorable terms of equity and debt financing to fund the anticipated growth of our business;

  •
  changes in, or failure to comply with, federal, state and/or local governmental regulations; and

  •
  liabilities relating to orthotic and prosthetic services and products and other claims asserted against us.

        For a discussion of important risks of an investment in our securities, including factors that could cause actual results to differ materially from results referred to in the forward-looking statements, see "Risk Factors." We do not have any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY

        This summary provides an overview of selected information and does not contain all the information you should consider before investing in our common stock. To fully understand this offering and its consequences to you, you should read this entire prospectus carefully, including the "Risk Factors" section and the documents that we incorporate by reference into this prospectus, before making an investment decision.

Hanger Orthopedic Group, Inc.

        We are the largest owner and operator of orthotic and prosthetic ("O&P") patient-care centers ("patient-care centers"), accounting for approximately 25% of the estimated $2.5 billion O&P patient-care market, in the United States. At June 30, 2008, we operated 661 O&P patient-care centers in 45 states and the District of Columbia and employed in excess of 1,000 revenue-generating O&P practitioners ("practitioners"). In addition, through our wholly-owned subsidiary, Southern Prosthetic Supply, Inc. ("SPS"), we are the largest distributor of branded and private label O&P devices and components in the United States, all of which are manufactured by third parties. We also create new products, through our wholly-owned subsidiary, Innovative Neurotronics, Inc. ("IN, Inc."), for patients who have had a loss of mobility due to strokes, multiple sclerosis or other similar conditions. Another subsidiary, Linkia LLC ("Linkia"), develops programs to manage all aspects of O&P patient care for large private payors. Our principal executive offices are located at Two Bethesda Metro Center, Suite 1200, Bethesda, Maryland 20814, and our telephone number is (301) 986-0701.

 RISK FACTORS

        Before making an investment in our common stock, you should carefully consider the following Risk Factors, in addition to the other information included or incorporated by reference into this prospectus. The risks set out below are not the only risks we face. If any of the following risks occur, our business, financial condition or results of operations would likely suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

We are highly leveraged and have significant fixed operating costs; therefore our profitability and ability to service our debt could be negatively impacted by an inability to generate sales growth.

        We are highly leveraged and have a significant amount of fixed costs. Therefore, our ability to continue to service our debt and fund necessary capital additions is dependent on our ability to grow sales and control inflationary increases in our fixed costs.

Changes in government reimbursement levels could adversely affect our net sales, cash flows and profitability.

        We derived 39.8% and 41.1% of our net sales for the three months ended June 30, 2008 and 2007, respectively, from reimbursements for O&P services and products from programs administered by Medicare, Medicaid and the U.S. Veterans Affairs. For the six months ended June 30, 2008 and 2007, we derived 39.7% and 40.7%, respectively, in reimbursements from the programs administered by Medicare, Medicaid, and the U.S. Veterans Affairs. Each of these programs sets maximum reimbursement levels for O&P services and products. If these agencies reduce reimbursement levels for O&P services and products in the future, our net sales could substantially decline. In addition, the percentage of our net sales derived from these sources may increase as the portion of the U.S. population over age 65 continues to grow, making us more vulnerable to maximum reimbursement level reductions by these organizations. Reduced government reimbursement levels could result in reduced private payor reimbursement levels because fee schedules of certain third-party payors are indexed to Medicare. Furthermore, the healthcare industry is experiencing a trend towards cost containment as government and other third-party payors seek to impose lower reimbursement rates and negotiate reduced contract rates with service providers. This trend could adversely affect our net sales. Medicare provides for reimbursement for O&P products and services based on prices set forth in fee schedules for ten regional service areas. If the U.S. Congress were to legislate additional modifications to the Medicare fee schedules, our net sales from Medicare and other payors could be adversely and materially affected. We cannot predict whether any such modifications to the fee schedules will be enacted or what the final form of any modifications might be. In addition, the WalkAide, the first product produced by IN, Inc., is not currently covered by Medicare and no assurances can be given as to whether or to what extent coverage will be granted by the Centers for Medicare & Medicaid Services.

        On April 24, 2006, the Centers for Medicare & Medicaid Services announced a proposed rule that would call for a competitive bidding program for certain covered prosthetic and orthotic equipment as required by the Medicare Modernization Act of 2003. The rule became effective on June 11, 2007 following its adoption by the Centers for Medicare & Medicaid Services. We cannot now identify the impact of such adapted rule on us.

Changes in payor reimbursements could negatively affect our net sales volume.

        Recent years have seen a consolidation of healthcare companies coupled with certain payors terminating contracts, imposing caps or reducing reimbursement for O&P products. Additionally, employers are increasingly pushing healthcare costs down to their employees. These trends could result in decreased O&P revenue.

We depend on the continued employment of our orthotists and prosthetists who work at our patient-care centers and their relationships with physicians and patients. Our ability to provide O&P services at our patient-care centers would be impaired and our net sales reduced if we were unable to maintain these relationships.

        Our net sales would be reduced if a significant number of our practitioners leave us. In addition, any failure of our practitioners to maintain the quality of care provided or to otherwise adhere to certain general operating procedures at our facilities, or any damage to the reputation of a significant number of our practitioners, could adversely affect our reputation, subject us to liability and significantly reduce our net sales. A substantial amount of our business is derived from orthopedic surgeons and other healthcare providers. If the quality of our services and products declines in the opinion of these healthcare providers, they may cease to recommend our products, which would adversely affect our net sales.

If the non-competition agreements we have with our key executive officers and key practitioners were found by a court to be unenforceable, we could experience increased competition resulting in a decrease in our net sales.

        We generally enter into employment agreements with our executive officers and a significant number of our practitioners which contain non-compete and other provisions. The laws of each state differ concerning the enforceability of non-competition agreements. State courts will examine all of the facts and circumstances at the time a party seeks to enforce a non-compete covenant. We cannot predict with certainty whether or not a court will enforce a non-compete covenant in any given situation based on the facts and circumstances at that time. If one or more of our key executive officers and/or a significant number of our practitioners were to leave us and the courts refused to enforce the non-compete covenant, we might be subject to increased competition, which could materially and adversely affect our business, financial condition and results of operations.

We face periodic reviews, audits and investigations under our contracts with federal and state government agencies, and these audits could have adverse findings that may negatively impact our business.

        We contract with various federal and state governmental agencies to provide O&P services. Pursuant to these contracts, we are subject to various governmental reviews, audits and investigations to verify our compliance with the contracts and applicable laws and regulations. Any adverse review, audit or investigation could result in:

  •
  refunding of amounts we have been paid pursuant to our government contracts;

  •
  imposition of fines, penalties and other sanctions on us;

  •
  loss of our right to participate in various federal programs;

  •
  damage to our reputation in various markets; or

  •
  material and/or adverse effects on our business, financial condition and results of operations.

We are subject to numerous federal, state and local governmental regulations, noncompliance with which could result in significant penalties that could have a material adverse effect on our business.

        A failure by us to comply with the numerous federal, state and/or local healthcare and other governmental regulations to which we are subject could result in significant penalties and adverse consequences, including exclusion from the Medicare and Medicaid programs, which could have a material adverse effect on our business.

If the results of the current investigations over the billing allegations at the West Hempstead patient-care center are not resolved in our favor or if such allegations are expanded to other patient-care centers and are not resolved in our favor, our operations may be negatively impacted and we may be subject to significant fines.

        If the results of the investigation at the West Hempstead patient-care center and any other patient-care centers uncover billing discrepancies, we may be responsible for noncompliance fines and the extension of such investigation to other patient-care centers.

Funds associated with certain of our auction rate securities are not currently accessible and our auction rate securities may experience an other than temporary decline in value, which would adversely affect our income.

        Our short-term investments are comprised of two auction rate securities ("ARS") reported at an aggregate fair value of $6.9 million and an aggregate cost of $7.5 million, as of June 30, 2008. ARS are securities that are structured with short-term interest rate reset dates which generally occur every 28 days, but with contractual maturities that can be well in excess of ten years. At the end of each reset period, investors can sell or continue to hold the securities at par. The auctions for all of the ARS held by us were unsuccessful as of June 30, 2008. Therefore, based on an analysis of other-than-temporary impairment factors, we recorded an unrealized loss within accumulated other comprehensive income, a component of shareholders' equity, of approximately $0.6 million at June 30, 2008 related to these ARS. Although we believe that the decline in the fair market value of these securities is temporary, if the decline in value were ultimately deemed to be other than temporary, it would result in a loss being recognized in our statement of operations, which could be material. The funds associated with these will not be accessible until a successful auction occurs, a buyer is found outside of the auction process or the underlying securities have matured.

Fluctuations in the stock market as well as general economic and market conditions may harm the market price of our common stock and you may lose all or part of your investment.

        The market price of our common stock has been subject to significant fluctuation. The market price of our common stock may continue to be subject to significant fluctuations in response to operating results and other factors, including:

  •
  actual or anticipated quarterly fluctuations in our financial results, particularly if they differ from investors' expectations;

  •
  changes in financial estimates and recommendations by securities analysts;

  •
  general economic, market and political conditions, including war or acts of terrorism, not related to our business;

  •
  actions of our competitors and changes in the market valuations, strategy and capability of our competitors;

  •
  our ability to successfully integrate acquisitions and consolidations; and

  •
  changes in healthcare regulations and the prospects of our industry.

        In addition, the stock market in recent years has experienced price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of companies. These fluctuations may harm the market price of our common stock, regardless of our operating results.

The number of shares of our common stock that could be available for sale in the future could cause the market price of our common stock to decline.

        Sales of substantial amounts of our common stock in the public market following this offering, or the perception that those sales will occur, could cause the market price of our common stock to decline. These sales and issuances might impair our ability to raise capital through the sale of additional equity securities in the future at a time and at a price that we deem appropriate because investors could purchase shares in the public market instead of directly from us. All shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended. In addition, in connection with our acquisition strategy, we may issue shares of our common stock as consideration in certain acquisition transactions. No prediction can be made as to the effect, if any, that future sales of shares of common stock or the availability of shares of common stock will have on the trading price of our common stock.

Anti-takeover provisions under Delaware law and in our governing documents may make an acquisition of us more difficult.

        We are a Delaware corporation and the anti-takeover provisions of Delaware law impose various impediments to the ability of a third party to acquire control of our company, even if a change of control would be beneficial to our stockholders. In addition, the terms of our stock incentive plans may discourage, delay or prevent a change in control of our company. Certain provisions of our governing documents, including our charter, may make an acquisition of us more difficult. Our charter authorizes the issuance of "blank check" preferred stock that could be issued by our board of directors to increase the number of outstanding shares, making a takeover more difficult and expensive. The provisions which we have summarized above may reduce the market value of our common stock.

USE OF PROCEEDS

        Except as may otherwise be described in the prospectus supplement relating to an offering of securities, the net proceeds from our sale of the securities included in this prospectus will be used for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

        We will not receive any of the proceeds from the sale by the selling shareholder of shares of common stock offered by this prospectus. See "Selling Shareholder."

SELLING SHAREHOLDER

        In May 2006, we issued 50,000 shares of Series A Convertible Preferred Stock ("Series A Preferred") with a stated value of $1,000 per share to Ares Corporate Opportunities Fund, L.P. ("ACOF"). The Series A Preferred provided for cumulative dividends at a rate of 3.33% per annum, payable quarterly in arrears. In June 2008, the average closing price of our common stock exceeded the forced conversion price of the Series A Preferred by 200% for a 20-trading day period, triggering an acceleration, pursuant to the Certificate of Designations of the Series A Preferred, of the Series A Preferred dividends that were otherwise payable through May 26, 2011. The accelerated dividends were paid in the form of increased stated value of the Series A Preferred, in lieu of cash. On July 25, 2008, we notified the holder of the Series A Preferred of our election pursuant to the Certificate of Designations of the Series A Preferred to force the conversion of the Series A Preferred into 7,308,730 shares of common stock. The conversion of the Series A Preferred occurred on August 8, 2008. On August 11, 2008, pursuant to the terms of a Registration Rights Agreement we entered into with ACOF in connection with the issuance of the Series A Preferred, ACOF delivered to us a written request that we file this Registration Statement on Form S-3 to cover the resale of all registrable securities under the Registration Rights Agreement.

        The following table sets forth information with respect to the selling shareholder and the common stock owned by such selling shareholder that may be offered under this prospectus. The table below assumes that the selling shareholder will sell all of its common stock, unless otherwise indicated.

Name	Number of Shares of Common Stock Owned and Offered	Number of Shares of Common Stock Owned After Offering
Ares Corporate Opportunities Fund, L.P.(1)	7,308,730	0

(1)
Ares Corporate Opportunities Fund, L.P. is indirectly controlled by Ares Management LLC which, in turn, is indirectly controlled by Ares Partners Management Company LLC. Bennett Rosenthal, one of our directors, is a partner in the Private Equity Group of Ares Management LLC and is a member of Ares Partners Management Company LLC.

        This prospectus also covers any additional shares of common stock that become issuable in connection with the shares being registered by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of our common stock.

PLAN OF DISTRIBUTION

Hanger Orthopedic Group, Inc.

        We may sell our common stock through underwriters, agents, dealers, or directly without the use of any underwriter, agent or dealer to one or more purchasers. We may distribute these securities from time to time in one or more transactions, including, but not limited to, block transactions, privately negotiated transactions (including sales pursuant to pledges or short sales), transactions on the New York Stock Exchange or any other organized market where the securities may be traded, through the writing of options on securities (whether or not the options are listed on an options exchange), short sales, purchases by a broker or dealer as principal and resale by the broker or dealer for its own account, an exchange distribution or secondary distribution in accordance with the rules of any stock exchange, ordinary brokerage transactions, one or more underwritten offerings, or any combination of these methods or in any other legal manner. The securities may be sold at a fixed price or prices, at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. Any such price may be changed from time to time. The selling shareholder will act independently of us in making decisions with respect to the timing, manner of sale, amount of securities to be sold in and the pricing of any transaction. The registration of the selling shareholder's common stock does not necessarily mean that the selling shareholder will offer or sell any of its shares.

        The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include:

  •
  the identity of any underwriters, dealers or agents who purchase securities, as required;

  •
  the amount of securities sold, the public offering price and consideration paid, and the proceeds we will receive from that sale;

  •
  whether or not the securities will trade on any securities exchanges or the New York Stock Exchange;

  •
  the amount of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

  •
  any other material terms of the distribution of securities.

        We may offer the securities to the public through one or more underwriting syndicates represented by one or more managing underwriters, or through one or more underwriters without a syndicate. If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the securities that we will offer and will name the underwriters and describe the terms of the transaction in the prospectus supplement. The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them, or their donees, pledgees, or transferees, from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Subject to the conditions specified in the underwriting agreement, underwriters will be obligated to purchase all of these securities if they are purchased or will act on a best efforts basis to solicit purchases for the period of their appointment, unless stated otherwise in the prospectus supplement.

        We may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell securities under delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

        Underwriters may sell these securities to or through dealers. Alternatively, we may sell the securities in this offering to one or more dealers, who would act as a principal or principals. Dealers may resell such securities to the public at varying prices to be determined by the dealers at the time of the resale.

        We may also sell the securities offered with this prospectus through other agents designated by the underwriters from time to time. We will identify any agent involved in the offer and sale of these securities who may be deemed to be an underwriter under the federal securities laws, and describe any commissions or discounts payable by us and/or the selling shareholder to these agents, in the prospectus supplement. Any such agents will be obligated to purchase all of these securities if any are purchased or will act on a best efforts basis to solicit purchases for the period of their appointment, unless stated otherwise in the prospectus supplement.

        In connection with the sale of securities offered with this prospectus, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they may act as agents, in the form of discounts, concessions or commissions. These discounts, concessions or commissions may be changed from time to time. The discounts, concessions, commissions or fees as to a particular broker, dealer, agent or underwriter might be in excess of those customary in the type of method of distribution involved. We cannot presently estimate the amount of such compensation, if any. Underwriters, dealers and/or agents may engage in transactions with us, or perform services for us, in the ordinary course of business, and may receive compensation in connection with those arrangements.

        Selling shareholders, underwriters, dealers, agents or purchasers that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act. Broker-dealers or other persons acting on behalf of parties that participate in the distribution of securities may also be deemed underwriters. Any discounts or commissions received by them and any profit on the resale of the securities received by them may be deemed to be underwriting discounts and commissions under the Securities Act.

        Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

        We may provide underwriters, agents, dealers or purchasers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, agents, dealers or purchasers may make with respect to such liabilities.

Selling Shareholder

        The selling shareholder may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholder may use any one or more of the following methods when selling shares:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  short sales;

  •
  broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        The selling shareholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

        The selling shareholder may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

        Broker-dealers engaged by the selling shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholder. The selling shareholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

        The selling shareholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

        The selling shareholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

        The selling shareholder and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        We are required to pay all fees and expenses incident to the registration of the shares of common stock, including the fees and disbursements of counsel to the selling shareholder. We have agreed to indemnify the selling shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

        The selling shareholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the selling shareholder. If we are notified by the selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling shareholder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

        The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling shareholder.

LEGAL MATTERS

        Foley & Lardner LLP, Detroit, Michigan, will pass on the validity of the shares of common stock offered by this prospectus.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

 WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the Securities and Exchange Commission. We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy materials that we have filed with the Securities and Exchange Commission at the Securities and Exchange Commission public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room.

        Our common stock is quoted on the New York Stock Exchange under the symbol "HGR," and our Securities and Exchange Commission filings can also be read at the following address: 11 Wall Street, New York, New York 10005.

        Our Securities and Exchange Commission filings are also available to the public on the Securities and Exchange Commission's Internet website at http://www.sec.gov. Our Internet website is http://www.hanger.com.

        We incorporate by reference into this prospectus the documents listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including any filings after the date of this prospectus, until the selling security holder has sold all of the common stock to which this prospectus relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement.

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  Our Annual Report on Form 10-K for our fiscal year ended December 31, 2007, as filed on February 27, 2008.

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  The information set forth under Item 5.02 of our Current Report on Form 8-K, as filed on February 6, 2008.

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  Our Definitive Proxy Statement for our Annual Meeting of Stockholders held on May 8, 2008, as filed on April 3, 2008.

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  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, as filed on May 7, 2008.

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  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, as filed on August 11, 2008.

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  The description of our common stock set forth in our registration statement on Form 8-A filed November 23, 1998, and any subsequent amendment or report filed for the purpose of updating that description.

        You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Corporate Secretary
Hanger Orthopedic Group, Inc.
Two Bethesda Metro Center, Suite 1200
Bethesda, Maryland 20814
(301) 986-0701

2,000,000 Shares

Hanger Orthopedic Group, Inc.

Common Stock

Prospectus Supplement
December     , 2010

Barclays Capital